UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 5, 2021
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 - Completion of Acquisition or Disposition of Assets

On August 5, 2021, a wholly-owned subsidiary of JLL Income Property Trust (the “Company”) entered into a definitive agreement and acquired a 49% interest in GVI RH JV Investor, LLC (“Investor”), which owns a 95% interest in a joint venture, alongside a prominent national single family rental operating company, of a portfolio of approximately 4,000 stabilized single family rental homes located in various markets across the United States, including Atlanta, Dallas, Phoenix, Nashville and Charlotte, among others. The seller will retain a 51% interest in Investor. The portfolio is encumbered by RMBS in a net amount of $760 million maturing in Q4 2025 at an interest rate of 2.1%.

The equity purchase price is approximately $205 million. The Company funded the transaction using cash on hand and a draw on its revolving line of credit. The revolving line of credit bears interest at LIBOR plus 1.40%.

Item 7.01 - Regulation FD Disclosure.

On August 11, 2021, the Company issued a press release announcing the acquisition of an approximately 47% interest in a stabilized, core, geographically diverse single-family rental portfolio. The existing portfolio of over 4,000 homes was assembled and is managed in a venture with affiliates of Amherst Residential, an Austin, Texas-based investor and manager of single-family rental homes and an institutional investor. Income Property Trust’s 47% investment was acquired for approximately $560 million based on an overall portfolio valuation of $1.2 billion.

Item 9.01 - Financial Statements and Exhibits.
(a) Financial Statements of Property Acquired
Since it is impracticable to provide the required financial statements for the acquisition at the time of filing, and no financials (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before October 19, 2021, which date is within the period allowed to file such an amendment.
(b) Pro Forma Financial Information
See paragraph (a) above.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by JLL Income Property Trust on August 11, 2021 announcing the acquisition of an approximately 47% interest in a single-family rental portfolio.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer
Date: August 11, 2021

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by JLL Income Property Trust on August 11, 2021 announcing the acquisition of an approximately 47% interest in a single-family rental portfolio.